Exhibit 10.5

FORM OF

EXCHANGE AGREEMENT

BY AND AMONG

NEXTERA ENERGY EQUITY PARTNERS, LP

NEXTERA ENERGY OPERATING PARTNERS, LP

NEXTERA ENERGY PARTNERS GP, INC.

and

NEXTERA ENERGY PARTNERS, LP

Dated as of             , 2014

TABLE OF CONTENTS

i

EXCHANGE AGREEMENT (the “Agreement”), dated as of             , 2014, by and among NextEra Energy Partners, LP, a Delaware limited partnership (“NEE Partners”), NextEra Energy Partners GP, Inc., a Delaware corporation (“NEE Partners GP”), NextEra Energy Operating Partners, LP, a Delaware limited partnership (“NEE Operating LP”) and NextEra Energy Equity Partners, LP, a Delaware limited partnership (“NEE Equity” ).

WHEREAS, the parties hereto desire to provide for the possible future exchange by NEE Equity of Common Units for NEE Partners Common Units (as defined herein) or cash, on the terms and subject to the conditions set forth herein;

WHEREAS, the parties intend that an Exchange (as defined herein) consummated hereunder be treated for federal income tax purposes, to the extent permitted by law, as a taxable sale of Common Units by NEE Equity to NEE Partners;

NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 DEFINITIONS. Capitalized terms used herein but not defined shall have the meanings ascribed to them in the NEE Operating LP Agreement (as defined below). As used in this Agreement, the following terms shall have the following meanings:

“ACT” means the Delaware Revised Uniform Limited Partnership Act, as it may be amended from time to time, and any successor to such statute.

“AGREEMENT” has the meaning set forth in the preamble to this Agreement.

“ASSIGNEE” means a Person to whom a Partnership Interest has been Transferred but who has not become a Substituted Limited Partner, and who has the rights set forth in Section [•] of the NEE Operating LP Agreement.

“APPLICABLE PERCENTAGE” has the meaning set forth in Section 2.1(b) hereof.

“BOARD OF DIRECTORS” means the Board of Directors of NextEra Energy Partners GP, Inc., a Delaware Corporation, the general partner of NEE Partners.

“CASH AMOUNT” means an amount of cash equal to the product of (i) the Market Value of a NEE Partners Common Unit and (ii) the NEE Partners Common Unit Amount determined as of the applicable Valuation Date.

“CASH PURCHASE PRICE” has the meaning set forth in Section 2.1(b).

“CLOSING DATE” means the last Business Day of the Fiscal Quarter during which a Notice of Redemption has been delivered.

“CUT-OFF DATE” means the fifth (5th) Business Day after NEE Operating GP’s receipt of a Notice of Redemption.

“DEBT” means, as to any Person, as of any date of determination, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services; (ii) all amounts owed by such Person to banks or other Persons in respect of reimbursement obligations under letters of credit, surety bonds and other similar instruments guaranteeing payment or other performance of obligations by such Person; (iii) all indebtedness for borrowed money or for the deferred purchase price of property or services secured by any lien on any property owned by such Person, to the extent attributable to such Person’s interest in such property, even though such Person has not assumed or become liable for the payment thereof; and (iv) lease obligations of such Person that, in accordance with generally accepted accounting principles, should be capitalized.

“EXERCISE NOTICE” has the meaning set forth in Section 2.1(c).

“EXCHANGE” means (i) a Redemption by NEE Operating LP of one or more Common Units for, at the election of NEE Equity, NEE Partners Common Units or the Cash Amount as described in Section 2.1(a) of this Agreement and (ii) the purchase of Tendered Units by NEE Partners from NEE Operating LP for, at the election of NEE Partners, the Unit Purchase Price or the Cash Purchase Price.

“EXCHANGE RIGHT” means the rights of NEE Equity and NEE Partners pursuant to Sections 2.1(a) and (b), respectively, of this Agreement.

“FISCAL QUARTER” means each fiscal quarter, ending on the last day of each of March, June, September and December of any Fiscal Year.

“FISCAL YEAR” means the fiscal year, ending on December 31 of each calendar year.

“GOVERNMENTAL ENTITY” means any court, administrative agency, regulatory body, commission or other governmental authority, board, bureau or instrumentality, domestic or foreign, and any subdivision thereof.

“HOLDER” means either (a) a Partner or (b) an Assignee that owns a Common Unit.

“MARKET VALUE” has the meaning given to such term in the NEE Partners Partnership Agreement.

“NEE EQUITY” has the meaning set forth in the preamble to this Agreement.

“NEE OPERATING GP” means NextEra Energy Operating Partners GP, LLC, a Delaware limited liability company, the general partner of NEE Operating LP.

“NEE OPERATING LP” has the meaning set forth in the preamble to this Agreement.

“NEE OPERATING LP AGREEMENT” means the Amended and Restated of NEE Operating LP, dated [•], 2014, as may be amended from time to time.

“NEE PARTNERS” has the meaning set forth in the preamble to this Agreement.

“NEE PARTNERS GP” has the meaning set forth in the preamble to this Agreement.

“NEE PARTNERS UNIT AMOUNT” means a number of NEE Partners Common Units equal to the number of Tendered Units.

“NOTICE OF REDEMPTION” means the Notice of Redemption substantially in the form of Exhibit A attached to this Agreement.

“PROCEEDING” has the meaning set forth in Section 3.9.

“PROPERTIES” means any assets and property of NEE Operating LP such as, but not limited to, interests in real property and personal property, including, without limitation, fee interests, interests in ground leases, easements and rights of way, interests in limited liability companies, joint ventures or partnerships, interests in mortgages, and Debt instruments as NEE Operating LP may hold from time to time and “PROPERTY” means any one such asset or property.

“REGISTER” has the meaning given to such term in the NEE Partners Partnership Agreement.

“REGISTRATION RIGHTS AGREEMENT” means the Registration Rights Agreement, dated [•]. 2014, between NEE Partners and NextEra Energy, Inc.

“RELATED PARTY” means, with respect to any Person, any other Person to whom ownership of NEE Partners’ units would be attributed by the first such Person under Code Section 544 (as modified by Code Section 856(h)(1)(B)).

“SELECTED COURTS” has the meaning set forth in Section 3.9.

“SPECIAL VOTING UNITS” has the meaning given to such term in the NEE Partners Partnership Agreement.

“SPECIFIED REDEMPTION DATE” means the tenth (10th) Business Day after the receipt by NEE Operating LP of a Notice of Redemption; provided, however, that no Specified Redemption Date with respect to any Common Units shall occur during the Purchase Price Adjustment Period.

“TENDERED UNITS” has the meaning set forth in Section 2.1(a).

“UNIT PURCHASE PRICE” has the meaning set forth in Section 2.1(b).

“VALUATION DATE” means the date of receipt by NEE Operating LP of a Notice of Redemption pursuant to Section 2.1(a) herein, or such other date as specified herein, or, if such date is not a Business Day, the immediately preceding Business Day.

Section 1.2 GENDER. For the purposes of this Agreement, the words “it,” “he,” “his” or “himself” shall be interpreted to include the masculine, feminine and corporate, other entity or trust form.

ARTICLE II

EXCHANGE

Section 2.1 REDEMPTION AND PURCHASE RIGHTS

(a) After the Purchase Price Adjustment Period, NEE Equity shall have the right (subject to the terms and conditions set forth herein) to require NEE Operating LP to redeem (a “Redemption”) all or a portion of the Common Units held by NEE Equity (Common Units that have in fact been tendered for redemption being hereafter referred to as “Tendered Units”) in exchange for, at the election of NEE Equity, (i) the NEE Partners Common Unit Amount or (ii) subject to the approval of the Conflicts Committee, the Cash Amount payable on the Closing Date.

(i) If NEE Equity desires to exercise its right to require a Redemption, it shall deliver a Notice of Redemption to NEE Operating LP and NEE Partners. NEE Operating LP shall not be obligated to effect a Redemption until the Specified Redemption Date (it being understood that NEE Operating LP will not be required to consummate such Redemption with respect to any Tendered Units that are purchased by NEE Partners pursuant to Section 2.1(b)).

(ii) If NEE Equity elects, subject to the approval of the Conflicts Committee, to receive the Cash Amount, the Cash Amount shall be delivered as a certified or bank check payable to NEE Equity or, in NEE Equity’s sole and absolute discretion, in immediately available funds, in each case on or before the Specified Redemption Date.

(iii) If NEE Equity elects to receive the NEE Partners Common Unit Amount, the NEE Partners Common Unit Amount shall be delivered by NEE Operating LP as duly authorized, validly issued, fully paid and non-assessable NEE Partners Common Units, free of any pledge, lien, encumbrance or restriction, other than the restrictions provided in the NEE Partners Partnership Agreement, the Securities Act and relevant state securities or “blue sky” laws. Neither NEE Equity, any Partner, any Assignee nor any other interested Person shall have any right to require or cause NEE Partners to register, qualify or list any NEE Partners Common Units owned or held by such Person, whether or not such NEE Partners Common Units are issued pursuant to Section 2.1(b), with the Commission, with any state securities commissioner, department or agency, under the Securities Act or the Exchange Act or with any stock exchange; provided, however, that this limitation shall not be in derogation of any registration or similar rights granted pursuant to any other written agreement between NEE Partners and any such Person (including, without limitation, the Registration Rights Agreement). Notwithstanding any delay in such delivery, NEE Equity shall be deemed the owner of such NEE Partners Common Units for all purposes, including, without limitation, rights to vote and consent, receive distributions, and exercise rights, as of the Specified Redemption Date.

(iv) On the Specified Redemption Date, NEE Equity shall surrender to NEE Partners for cancellation a number Special Voting Units sufficient to cause the number of Special Voting Units held by NEE Equity following such surrender to equal the number of Common Units held of record by NEE Equity following the Redemption.

(b) In lieu of the Redemption described in Section 2.1(a), NEE Partners may, in its sole and absolute discretion, elect to purchase some or all of the Tendered Units (such amount, expressed as a percentage of the total number of Tendered Units rounded up to the nearest Unit, being referred to as the “Applicable Percentage”) from NEE Equity by delivering a written notice of such election on or before the close of business on the Cut-Off Date. If NEE Partners so elects, on the Specified Redemption Date, NEE Equity shall sell such number of the Tendered Units to NEE Partners in exchange for, at the election of NEE Equity, (i) a number of NEE Partners Common Units equal to the product of the NEE Partners Common Unit Amount and the Applicable Percentage (the “Unit Purchase Price”) or (ii) subject to the approval of the Conflicts Committee, a cash sum (the “Cash Purchase Price”) equal to the product of the Cash Amount and the Applicable Percentage.

(i) If NEE Equity elects, subject to the approval of the Conflicts Committee, to receive the Cash Purchase Price, the Cash Purchase Price shall be delivered as a certified or bank check payable to NEE Equity or, in NEE Equity’s sole and absolute discretion, in immediately available funds, in each case on or before the Specified Redemption Date.

(ii) If NEE Equity elects to receive the Unit Purchase Price, the Unit Purchase Price shall be delivered by NEE Partners as duly authorized, validly issued, fully paid and non-assessable NEE Partners Common Units, free of any pledge, lien, encumbrance or restriction, other than the restrictions provided in the NEE Partners Partnership Agreement, the Securities Act and relevant state securities or “blue sky” laws. Neither NEE Equity, any Partner, any Assignee nor any other interested Person shall have any right to require or cause NEE Partners to register, qualify or list any NEE Partners Common Units owned or held by such Person, whether or not such NEE Partners Common Units are issued pursuant to this Section 2.1(b), with the Commission, with any state securities commissioner, department or agency, under the Securities Act or the Exchange Act or with any stock exchange; provided, however, that this limitation shall not be in derogation of any registration or similar rights granted pursuant to any other written agreement between NEE Partners and any such Person (including, without limitation, the Registration Rights Agreement). Notwithstanding any delay in such delivery, NEE Equity shall be deemed the owner of such NEE Partners Common Units for all purposes, including, without limitation, rights to vote or consent, receive distributions, and exercise rights, as of the Specified Redemption Date. NEE Partners Common Units issued upon a purchase of the Tendered Units by NEE Partners pursuant to this Section 2.1(b) may contain such legends regarding restrictions under the Securities Act and applicable state securities laws as NEE Partners in good faith determines to be necessary or advisable in order to ensure compliance with such laws.

(iii) On the Specified Redemption Date, NEE Equity shall surrender to NEE Partners for cancellation a number Special Voting Units sufficient to cause the number of Special Voting Units held by NEE Equity following such surrender to equal the number of Common Units held of record by NEE Equity following the Exchange.

(c) In the event NEE Partners elects to exercise its rights pursuant to Section 2.1(b):

(i) NEE Partners shall provide a notice of its intent to exercise its rights under Section 2.1(b) (an “Exercise Notice”) to NEE Operating LP and NEE Equity on or before the close of business on the Cut-Off Date. The failure of NEE Partners to provide an Exercise Notice by the close of business on the Cut-Off Date shall be deemed to be an election by NEE Partners not to purchase the Tendered Units.

(ii) Without limiting the remedies of NEE Equity if (A) NEE Equity elects to receive the Cash Amount under Section 2.1 (a) and the Cash Amount is not paid on or before the Specified Redemption Date, or (B) NEE Equity elects to exchange the Tendered Units under Section 2.1(b) for the Cash Purchase Price and the Cash Purchase Price is not paid on or before the Specified Redemption Date, interest shall accrue with respect to the Cash Amount or Cash Purchase Price, as applicable, from the day after the Specified Redemption Date to and including the date on which the Cash Amount or Cash Purchase Price, as applicable, is paid at a rate equal to the Applicable Federal Short-Term Rate as published monthly by the United States Internal Revenue Service.

(d) Notwithstanding the provisions of Section 2.1(a) and Section 2.1(b) hereof, if NEE Partners’ purchase of Tendered Units in accordance with Section 2.1(b) would be prohibited under the NEE Partners Partnership Agreement or the NEE Operating LP Agreement, then (i) NEE Partners shall not elect to purchase such Tendered Units and (ii) NEE Operating LP shall not be obligated to effect a Redemption of such Tendered Units.

(e) Notwithstanding anything herein to the contrary, with respect to any Redemption pursuant to Section 2.1(a), or any tender of Common Units for purchase by NEE Partners if the Tendered Units are purchased by NEE Partners pursuant to Section 2.1(b) hereof:

(i) Without the consent of NEE Operating GP, NEE Equity may not effect a Redemption for less than [two thousand (2,000)] Common Units or, if NEE Equity holds less than [two thousand (2,000)] Common Units, all of Common Units held by NEE Equity.

(ii) If (A) NEE Equity surrenders Tendered Units during the period after the Record Date with respect to a distribution payable to Holders of Common Units, and before the record date established by NEE Partners for a distribution to its unitholders of some or all of its portion of such NEE Operating LP distribution, and (B) NEE Partners elects to purchase any of such Tendered Units pursuant to Section 2.1(b), then NEE Equity shall pay to NEE Partners on the Specified Redemption Date an amount in cash equal to the NEE Operating LP distribution paid or payable in respect of such Tendered Units.

(iii) Notwithstanding anything to the contrary herein, the consummation of such Redemption pursuant to Section 2.1(a) hereof or a purchase of Tendered Units by NEE Partners pursuant to Section 2.1(b) hereof, as the case may be, shall not be permitted to the extent NEE Partners determines that such Redemption or purchase (A) would be prohibited by applicable law or regulation (including, without limitation, the Securities Act and the Delaware Act) or (B) would not be permitted under any other agreements to which NEE Partners or NEE Operating LP may be party or any written policies of NEE Partners related to unlawful or improper trading (including, without limitation, the policies of NEE Partners relating to insider trading).

(f) NEE Partners, NEE Operating LP and NEE Equity shall bear their own expenses in connection with the consummation of any Exchange, whether or not any such Exchange is ultimately consummated, except that NEE Operating LP shall bear any transfer taxes, stamp taxes or duties, or other similar taxes in connection with, or arising by reason of, any Exchange; provided, however, that if any NEE Partners Common Units are to be delivered in a name other than that of NEE Equity, then NEE Equity and/or the person in whose name such shares are to be delivered shall pay to NEE Operating LP the amount of any transfer taxes, stamp taxes or duties, or other similar taxes in connection with, or arising by reason of, such Exchange or shall establish to the reasonable satisfaction of NEE Partners that such tax has been paid or is not payable.

Section 2.2 EXPIRATION. In the event that NEE Operating LP is dissolved pursuant to the NEE Operating LP Agreement, any Exchange Right pursuant to Section 2.1 of this Agreement shall terminate upon final distribution of the assets of NEE Operating LP pursuant to the terms and conditions of the NEE Operating LP Agreement.

Section 2.3 ADJUSTMENT. If there is any reclassification, reorganization, recapitalization or other similar transaction in which the Common Units or NEE Partners Units, as applicable, are converted or changed into another security, securities or other property, then upon any subsequent Exchange, NEE Equity shall be entitled to receive the amount of such security, securities or other property that NEE Equity would have received if such Exchange had occurred immediately prior to the effective date of such reclassification, reorganization, recapitalization or other similar transaction, taking into account any adjustment as a result of any subdivision (by any split, distribution or dividend, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse split, reclassification, recapitalization or otherwise) of such security, securities or other property that occurs after the effective time of such reclassification, reorganization, recapitalization or other similar transaction. For the avoidance of doubt, if there is any reclassification, reorganization, recapitalization or other similar transaction in which the Common Units or NEE Partners Common Units, as applicable, are converted or changed into another security, securities or other property, this Section 2.3 shall continue to be applicable, mutatis mutandis, with respect to such security or other property. This Agreement shall apply to, mutatis mutandis, and all references to “Common Units” or “NEE Partners Common Units” shall be deemed to include, any security, securities or other property of NEE Operating LP or NEE Partners, as applicable, which may be issued in respect of, in exchange for or in substitution of the Common Units or NEE Partners Common Units, as applicable, by reason of any distribution or dividend, split, reverse split, combination, reclassification, reorganization, recapitalization, merger, exchange (other than an Exchange) or other transaction.

ARTICLE III

MISCELLANEOUS

Section 3.1 NOTICES. All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or sent by facsimile (provided a copy is thereafter promptly delivered as provided in this Section 3.1) or nationally recognized overnight courier, addressed to such party at the address or facsimile number set forth below or such other address or facsimile number as may hereafter be designated in writing by such party to the other parties:

700 Universe Boulevard

Juno Beach, Florida 33408

Attention: General Counsel

Facsimile: (561) 694-4000

Section 3.2 INTERPRETATION. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “included,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

Section 3.3 TRANSFER. To the extent NEE Equity transfers any or all of its Common Units to any Person in a transaction not in contravention of, and in accordance with, the NEE Operating LP Agreement, then such Person shall have the right to execute and deliver a joinder to this Agreement, in form and substance reasonably satisfactory to NEE Operating LP. Upon execution of any such joinder, such Person shall be entitled to all of the rights and bound by each of the obligations applicable to the relevant transferor hereunder.

Section 3.4 SEVERABILITY. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or entity or any circumstance, is found to be invalid or unenforceable in any jurisdiction, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

Section 3.5 COUNTERPARTS. This Agreement may be executed in counterparts (which may be delivered by facsimile or similar electronic transmission). Each counterpart when so executed and delivered shall be deemed an original, and both such counterparts taken together shall constitute one and the same instrument.

Section 3.6 ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES. This Agreement (a) constitutes the entire agreement and supersedes all other prior agreements, both written and oral, among the parties with respect to the subject matter hereof and (b) is not intended to confer upon any Person, other than the parties hereto and any transferee who has acquired Common Units and executed a joinder pursuant to Section 3.3 hereto, any rights or remedies hereunder.

Section 3.7 FURTHER ASSURANCES. Each party hereto shall execute, deliver, acknowledge and file such other documents and take such further actions as may be reasonably requested from time to time by any other party hereto to give effect to and carry out the transactions contemplated herein.

Section 3.8 MUTUAL WAIVER OF JURY TRIAL. AS A SPECIFICALLY BARGAINED FOR INDUCEMENT FOR EACH OF THE PARTIES HERETO TO ENTER INTO THIS AGREEMENT (AFTER HAVING THE OPPORTUNITY TO CONSULT WITH COUNSEL), EACH PARTY HERETO EXPRESSLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY LAWSUIT OR PROCEEDING RELATING TO OR ARISING IN ANY WAY FROM THIS AGREEMENT OR THE MATTERS CONTEMPLATED HEREBY.

Section 3.9 CONSENT TO JURISDICTION AND SERVICE OF PROCESS. EACH OF THE PARTIES IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE CITY AND COUNTY OF NEW YORK, BOROUGH OF MANHATTAN, FOR THE PURPOSES OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF THIS AGREEMENT, ANY RELATED AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY. EACH OF THE PARTIES HERETO FURTHER AGREES THAT SERVICE OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENT BY U.S. REGISTERED MAIL TO SUCH PARTY’S RESPECTIVE ADDRESS SET FORTH BELOW SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY ACTION, SUIT OR PROCEEDING WITH RESPECT TO ANY MATTERS TO WHICH IT HAS SUBMITTED TO JURISDICTION IN THIS PARAGRAPH. EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY OBJECTION TO THE LAYING OF VENUE OF ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF THIS AGREEMENT, ANY RELATED DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY IN THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE, AND HEREBY AND THEREBY FURTHER IRREVOCABLY AND UNCONDITIONALLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION, SUIT OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

Section 3.10 GOVERNING LAW. The internal law of the State of [New York]1 will govern and be used to construe this Agreement without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

Section 3.11 AMENDMENTS; WAIVERS.

(a) No provision of this Agreement may be amended unless such amendment is approved in writing by NEE Operating LP, NEE Partners, subject to the approval of the Conflicts Committee with respect to any material amendments, and NEE Equity. No provision of this Agreement may be waived unless such waiver is in writing and signed by the party against whom the waiver is to be effective.

(b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

Section 3.12 ASSIGNMENT. Except as contemplated by Section 3.3, neither this Agreement nor any of the rights or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

Section 3.13 TAX MATTERS.

(a) If the NEE Partners or NEE Operating LP shall be required to withhold any amounts by reason of any federal, state, local or foreign tax rules or regulations in respect of any Exchange, the NEE Partners or NEE Operating LP, as the case may be, shall be entitled to take such action as it deems appropriate in order to ensure compliance with such withholding requirements, including, without limitation, at its option withholding from, and paying over to the appropriate taxing authority, any consideration otherwise payable to NEE Equity under this Agreement, and any such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the person in respect of which such deduction and withholding was made. Notwithstanding anything to the contrary herein, each of NEE Partners and NEE Operating LP may, at its own discretion, require as a condition to the effectiveness of an Exchange that an exchanging holder of Tendered Units deliver to NEE Partners or NEE Operating LP, as the case may be, a certification of non-foreign status in accordance with Treasury Regulation Section 1.1445-2(b).

(b) This Agreement shall be treated as part of the partnership agreement of NEE Operating LP as described in Section 761(c) of the Code and Sections 1.704-1(b)(2)(ii)(h) and 1.761-1(c) of the Treasury Regulations.

[1]	To be discussed.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered, all as of the date first set forth above.

NEXTERA ENERGY PARTNERS GP, INC.

By:
Name:
Title:

NEXTERA ENERGY PARTNERS, LP
By: NextEra Energy Partners GP, Inc., its general partner

By:
Name:
Title:

NEXTERA ENERGY OPERATING PARTNERS, LP
By: NextEra Energy Operating Partners GP, LLC, its general partner

By:
Name:
Title:

NEXTERA ENERGY EQUITY PARTNERS, LP
By: NextEra Energy Resources, LLC, its general partner

By:
Name:
Title:

Signature Page for the Exchange Agreement